Exhibit 99

® 2019 ANNUAL REPORT PARTNERS SOLUTIONS RESULTS

TOGETHER WE DELIVER With our core competency deeply rooted in mining, our diverse portfolio of affiliated businesses provides integrated solutions for our customers. TRUSTED PARTNERS. INTEGRATED SOLUTIONS. POWERFUL RESULTS. Contents Our Operations 1 Selected Financial and Operating Data 2 Letter to Stockholders 4 Form 10-K11 Directors and Officers112 Corporate InformationInside Back Cover

NACCO Industries, Inc.®

OUR OPERATIONS

In 2019, NACCO Industries, Inc. and subsidiaries continued to focus on building long-term shareholder value by executing on strategies to grow and diversify; adding new locations to an already diverse geographic footprint.

Our Operations Include:

- Nine surface coal mines, with 34.6 million tons of coal delivered in 2019
- 20 aggregates quarries, with 44.7 million tons of limestone delivered in 2019
- Five mitigation banks in development as of December 31, 2019
- 44,860 gross acres of oil and gas mineral interests across six states


The Coteau Properties Company
The Falkirk Mining Company
Coyote Creek Mining Company
NoDak Energy Services LLC
Sawtooth Mining Company
Bisti Fuels Company
The Sabine Mining Company
Mississippi Lignite Mining Company
Caddo Creek Resources Company
NorthAmerican Coal
Corporate Office
Catapult Mineral Partners
Demery Resources Company
Camino Real Fuels
Mitigation Resources of North America
Headquarters
NorthAmerican Mining

● Surface Coal Mining Operations ● North American Mining Operations ● Value-Added Services
◆ Catapult Mineral Partners' Mineral Interests ◆ Mitigation Resources of North America®'s Mitigation Banks
⬚ New Operation Since 2010

Photos inside front cover. *Center: a dragline operated by North American Mining provides exceptional service for a customer in Florida; top right: employees review mine progress at a Mississippi mine site; middle right: the view from a dragline at a North Dakota mine site; and bottom right: a field of reclaimed land at the Sabine Mine in Texas.*

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SELECTED FINANCIAL AND OPERATING DATA

NACCO Industries, Inc. and Subsidiaries

	Year Ended December 31				
	2019	2018	2017[1]	2016[1]	2015
	(In thousands, except per share data and share amounts)				
Operating Statement Data:					
Revenues	**$ 140,990**	$ 135,375	$ 104,778	$ 111,081	$ 147,998
Operating profit (loss)	**$ 38,820**	$ 43,624	$ 32,814	$ (1,659)	$ (3,727)
Income from continuing operations	**$ 39,632**	$ 34,785	$ 28,463	$ 2,956	$ 2,273
Discontinued operations, net-of-tax[2]	**–**	–	1,874	26,651	19,711
Net income	**$ 39,632**	$ 34,785	$ 30,337	$ 29,607	$ 21,984
Basic Earnings per Share:					
Income from continuing operations	**$ 5.68**	$ 5.02	$ 4.17	$ 0.43	$ 0.32
Discontinued operations, net-of-tax[2]	**–**	–	0.27	3.91	2.82
Basic earnings per share	**$ 5.68**	$ 5.02	$ 4.44	$ 4.34	$ 3.14
Diluted Earnings per Share:					
Income from continuing operations	**$ 5.66**	$ 5.00	$ 4.14	$ 0.43	$ 0.32
Discontinued operations, net-of-tax[2]	**–**	–	0.27	3.89	2.81
Diluted earnings per share	**$ 5.66**	$ 5.00	$ 4.41	$ 4.32	$ 3.13
Per Share and Share Data:					
Cash dividends	**$ 0.7350**	$ 0.6600	$ 0.9775	$ 1.0650	$ 1.0450
Market value at December 31[3]	**$ 46.83**	$ 33.90	$ 37.65	$ 90.55	$ 42.20
Stockholders' equity at December 31	**$ 41.54**	$ 36.22	$ 32.03	$ 32.50	$ 29.42
Actual shares outstanding at December 31[4]	**6.966**	6.921	6.852	6.779	6.837
Basic weighted average shares outstanding[4]	**6.974**	6.924	6.830	6.818	7.001
Diluted weighted average shares outstanding[4]	**7.007**	6.960	6.873	6.854	7.022

(1) During 2016 and 2017, the Company recorded non-cash impairment charges of $17.4 million and $1.0 million, respectively.

(2) On September 29, 2017, the Company spun off its housewares business. The results of operations of the housewares business are reflected as discontinued operations in the table above.

(3) The 2017 values reflect the effect of the spin-off of the housewares business as a separate public company.

(4) Share amounts in millions.

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NACCO Industries, Inc.®

	Year Ended December 31				
	2019	2018	2017[1]	2016[1]	2015
	(In thousands, except employee data)				
Balance Sheet Data at December 31:					
Cash	**$ 122,892**	$ 85,257	$ 101,600	$ 69,308	$ 35,701
Total assets[3]	**$ 444,773**	$ 376,991	$ 389,552	$ 668,021	$ 655,408
Long-term debt	**$ 17,148**	$ 6,367	$ 42,021	$ 94,295	$ 110,113
Stockholders' equity	**$ 289,392**	$ 250,704	$ 219,448	$ 220,293	$ 201,138
Cash Flow Data:					
Provided by operating activities[5]	**$ 52,784**	$ 54,622	$ 41,305	$ 93,935	$ 108,002
Used for investing activities[5]	**$ (20,262)**	$ (18,387)	$ (15,005)	$ (9,817)	$ (8,291)
Consolidated Cash Flow before financing activities[5][6]	**$ 32,522**	$ 36,235	$ 26,300	$ 84,118	$ 99,711
Provided by (used for) financing activities[5]	**$ 5,113**	$ (52,578)	$ (2,306)	$ (55,710)	$ (108,301)
Other Data:					
Total employees at December 31[7]	**2,400**	2,400	2,300	3,600	3,600

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(5) Includes both continuing operations and discontinued operations for all years presented.

(6) Cash Flow before financing activities is equal to net cash provided by operating activities less net cash used for investing activities.

(7) Includes employees from the housewares business from 2015 to 2016 and the unconsolidated mines for all years presented.

	Year Ended December 31				
	2019	2018	2017[1]	2016[1]	2015
	(In thousands)				
Calculation of Adjusted EBITDA from continuing operations[8]					
Net income	**$ 39,632**	$ 34,785	$ 30,337	$ 29,607	$ 21,984
Discontinued operations, net of tax	**–**	–	(1,874)	(26,651)	(19,711)
Centennial long-lived asset impairment charge	**–**	–	982	17,443	–
Income tax provision (benefit)	**3,767**	7,378	639	(9,649)	(9,510)
Interest expense	**872**	1,998	3,440	4,318	4,962
Interest income	**(3,616)**	(865)	(222)	(196)	(418)
Depreciation, depletion and amortization expense	**16,240**	14,683	12,767	13,050	17,372
Adjusted EBITDA from continuing operations[8]	**$ 56,895**	$ 57,979	$ 46,069	$ 27,922	$ 14,679

(8) Adjusted EBITDA from continuing operations is provided solely as a supplemental disclosure with respect to operating results. Adjusted EBITDA from continuing operations does not represent net income, as defined by U.S. GAAP and should not be considered as a substitute for net income, or as an indicator of operating performance. NACCO defines Adjusted EBITDA from continuing operations as income from continuing operations before long-lived asset impairment charges and income taxes, plus interest (income) expense and depreciation, depletion and amortization expense. Adjusted EBITDA from continuing operations is not a measurement under U.S. GAAP and is not necessarily comparable with similarly titled measures of other companies.

TO OUR STOCKHOLDERS In 2019, NACCO Industries, Inc.®, delivered on its and safety. Our dedication to safety extends to our strategy to grow and diversify. As we continue to build customers and the communities in which we live and a strong portfolio of diverse businesses in the mining work – we focus on improving safety awareness and and natural resources industries, our objective remains education. The National Mining Association ranks us the same – the creation of long-term shareholder value, as an industry leader, and we are proud that we have with a focus on taxable investors. We maintained our earned more than 100 safety awards at the state and focus to relentlessly engage as a trusted partner with national levels. our customers. Our underlying business strengths and Our employees drive our success. As a service strong balance sheet, combined with our extraordinary provider, we know our people are our greatest asset. We employees and focus on safety and environmental provide development opportunities for our employees, stewardship, provide the foundation for a strong and such as our supervisor-level training programs, promising future. Management Studies Program and Advanced Management Program, and we actively look for new It’s About People: Trusted Partners ways to grow and develop our employees. As a result, While our core competency is mining, our business we enjoy a strong employee retention rate and a high is about people – our employees, our customers and our level of employee engagement. communities. We prioritize safety every day and believe everyone deserves a safe workplace. We empower our employees on the journey to zero incidents, and we maintain a culture of safety by engaging employees in a shared commitment to operational excellence Our skilled mining experts provide comprehensive mining services, including permitting, mine planning, excavation, load and haul and reclamation. Shown are mines in Texas and North Dakota (right).

NACCO Industries, Inc.®

Our customers power our business. We succeed only when our customers succeed. We work alongside our customers as partners to understand their business objectives, forming long-term relationships to deliver results that strengthen their businesses. As our Company has grown to include aggregates mining, as well as minerals management and mitigation resources, we have continued to focus on long-term partnerships and delivering results for our customers and the communities we serve.

Together We Build Trusted Partnerships
"We succeed only when our customers succeed."

Our communities inspire us. We engage with our employees, customers and local communities in our commitment to environmental stewardship. Our permitting, mining and reclamation activities utilize state-of-the-art technology to ensure that activities comply with, or exceed, legal requirements. We perform reclamation work concurrently with mining, and we return land to a productive and natural state. Since 1978, we have planted over 8.6 million trees as part of our reclamation activities, and we have received over 90 federal and state awards for successful and innovative reclamation projects.

Diversifying Our Services: Integrated Solutions

We have a proud legacy and a promising future. In 2012 and 2017, respectively, we successfully spun off our materials handling and housewares businesses, both of which resulted from earlier diversification and growth strategies within NACCO. After these spin-offs, NACCO returned its focus to its mining and natural resources business and to growth through diversification. Since 2015, we have pursued growth opportunities that leverage our core competencies. As our growth strategy progressed in 2019, we changed our segment reporting, which provides investors a clearer understanding of our business. As of January 1, 2019, the Company's operating segments are: (i) Coal Mining, (ii) North American Mining (NAMining) and (iii) Minerals Management. In addition, we continue to leverage the environmental capabilities developed in our mining business to provide stream and wetland mitigation solutions.

Coal Mining Segment

The Coal Mining segment operates surface coal mines pursuant to a service-based business model for power generation companies and activated carbon producers. We have mined coal and other minerals for 107 years, and mining remains a core skill set. Today, we operate nine surface coal mines, which delivered 34.6 million tons of coal in 2019, primarily under long-term contracts that generate relatively predictable earnings and strong cash flow. Coal is surface mined in North Dakota, Texas, Mississippi, Louisiana and the Navajo Nation in New Mexico, and delivered to customer facilities that are adjacent to, or near, our mines.

We employ a somewhat unique contract structure at eight of our nine coal mines. Customers pay us a contractually agreed management fee per ton of coal or heating unit (MMBtu) delivered to their facilities. Under these management fee contracts, North American Coal is responsible for all mine operations, while the customer is responsible for funding all mine operating costs and provides, or provides support for, all of the capital required to build and operate the mine. This contract structure eliminates exposure to spot coal market price fluctuations while providing steady income and cash flow with minimal capital investment.

Mississippi Lignite Mining Company (MLMC) is our one coal mining operation that operates pursuant to a more traditional approach. MLMC delivers coal to a power plant adjacent to the mine under a contract that runs through 2032. The mine provides 100% of the fuel for this power plant. The MLMC contract is the Company's only coal contract in which North American Coal is responsible for all operating costs, capital requirements and final mine reclamation. Mining is a capital-intensive industry, and MLMC

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will require significant capital spending over the next several years as it moves to a new mine area. The contractual price received for coal sales adjusts monthly, primarily based on changes in the levels of established indices that reflect general U.S. inflation natural gas prices, limited growth in electricity demand and increasing competition from renewable energy. U.S. coal-fired power generation has contracted in recent years, and we recognize that the power plants we serve could close prematurely or produce less Together We Create Integrated Solutions “We relentlessly engage as a trusted partner with our customers to create integrated solutions and deliver results.”rates, including for typical mining cost components such as labor and diesel fuel. Profitability at MLMC is affected by three key factors – customer demand for coal, changes in the indices that determine the coal sales price and actual costs incurred. Recent market trends indicate a reduction in electricity generated from coal due to historically low power. We are responding by sharpening our focus and strengthening our efforts to create value for our customers, working closely with them to strengthen the resiliency of their power plants. A continuous focus to drive down production costs and maximize efficiency and operating capacity at each mine benefits both the Company and our customers, as fuel cost is the Bisti Fuels Company: Demonstrated Excellence. North American Coal’s Bisti Fuels Company continues to partner with the Navajo Transitional Energy Company in New Mexico to develop solutions and deliver results. Since assuming its operational role in 2017, Bisti Fuels has received the following awards: Sentinels of Safety Large Coal Processing Award (National Mining Association); Excellence in Surface Coal Mining Reclamation Award (Office of Surface Mining Reclamation & Enforcement (OSMRE)); and Excellence in Reclamation Award (New Mexico Energy, Minerals and Natural Resources Department), for STEM related outreach and education. They have also received the Good Neighbor Award (OSMRE), and will be receiving the Community Outreach Award (Interstate Mining Compact Commission).

NACCO Industries, Inc.® major driver for economic power plant dispatch. We are encouraged that many of our customers continue to invest in efficiency and environmental upgrades to their facilities. We believe that the power plants we supply are generally younger and more efficient, with better environmental controls, than most power plants that have closed in recent years, and are competitive suppliers of electricity in their respective dispatch areas. During the last 10 years, we have built five new coal mines and assumed the operation of an existing coal mine for a new customer, a significant accomplishment in a changing industry. While the development of new coal-fired power plants is likely to be limited, growth could come by assuming operation of existing mines, as we did at the Navajo Mine in New Mexico. North American Mining Segment NAMining focuses on mining materials other than coal – primarily limestone, as well as sand and, soon, lithium. NAMining leverages our historical mining experience and service-based business model to create value for its customers by improving mining productivity and efficiencies. Our contract mining services provide dependable production, optimized quality of delivered material and controlled costs. NAMining has begun expanding beyond its current concentration in the southeastern United States. As an important accomplishment in that pursuit, NAMining has been selected as the exclusive miner for Lithium Americas’ Thacker Pass lithium project in Nevada. Lithium Nevada is in the process of securing permits and currently expects to commence construction in 2021, with production of lithium products expected to begin in 2023. NAMining, through a new subsidiary, Sawtooth Mining, entered into a mining agreement to mine lithium, which provides that Lithium Nevada will reimburse Sawtooth Mining for its operating and mine reclamation costs and pay Sawtooth Mining a management fee based on deliveries during the 20-year contract term. Sawtooth Mining will provide comprehensive mining services, with responsibility for all operational aspects of the lithium mine, similar to our typical scope of work at management-fee mines in the Coal Mining segment. In addition to the Thacker Pass project, NAMining has grown from serving two customers at seven quarries utilizing 10 draglines in 2015 to serving 10 customers at 20 quarries utilizing 30 draglines and a rope shovel as of December 31, 2019. During 2019, NAMining executed a 20-year mining services agreement to serve a new customer’s cement plant in Florida. As part of this mining services agreement, NAMining is responsible for the relocation and refurbishment of a dragline. This dragline is expected to be in place and operating in the second half of 2020. In keeping with the fundamental principles that guide our other businesses, a focus on long-term customer relationships and success guides NAMining as a critical core value. NAMining leverages our historical mining excellence and service-based business model to create value for customers by improving mining productivity and efficiencies. We continue to expand the scope of our business development activities to grow NAMining beyond aggregates and lithium. We are focused on delivering mining services where our core skills can provide value. We believe significant opportunities exist to provide comprehensive mining services, similar to what we will do for Lithium Americas, and to expand our range of contract mining services, whether with a dragline, truck/shovel fleet or other specialized mining equipment. Importantly, our mining skills are well-suited to mine a range of minerals, such as phosphate, rare earths and others. Continued growth can lead to increased profitability as we have established the administrative infrastructure to support scalability in this business.

Minerals Management The Minerals Management segment promotes the development of our natural gas, and to a lesser extent, oil, natural gas liquids and coal reserves, generating income primarily from royalty-based lease payments from third parties. We have worked in previous years to protect our mineral interests, primarily in Ohio’s Utica and Marcellus shale regions, and we now are benefiting from those efforts. Significant    royalty income, was driven by the recent completion of several major interstate pipelines which allowed billions more cubic feet of gas per day to reach markets outside of Appalachia. Production from newly developed natural gas wells can decrease quickly due to changes in initial pressure, before settling into a more stable, long-term production profile, in keeping with the production decline curves that are typical to these types of wells. Because we lease our reserves to others, the Minerals    Together We Deliver Results “We have charted a future based on growth and diversification.”    infrastructure developments over the past several years, such as new natural gas pipelines supporting Ohio’s shale energy sector and ongoing investment in new petrochemical processing facilities along the Ohio River, have increased our opportunities to monetize our Ohio assets. Minerals Management’s income grew significantly in 2019 compared with prior periods, primarily due to an increase in the number and productivity of wells operated by third parties to extract natural gas from our mineral reserves in Ohio. This increase in production, and subsequent increase in our    Our Minerals Management segment promotes the development of our natural gas, and to a lesser extent, oil, natural gas liquids and coal reserves. Our initial growth focus will be on smaller, diversifying acquisitions of mineral reserves with near-term cash flow yields.    Management business does not bear ordinary operating costs, resulting in favorable returns for this business. As the majority of our Ohio mineral reserves are currently under lease, we have shifted our focus to growing and diversifying this segment. We established Catapult Mineral Partners and made two strategic hires from within the oil and gas industry to grow this part of our business. We believe our strong balance sheet gives us a considerable advantage to fund the growth of the Minerals Management segment, as we begin to selectively acquire mineral interests at a time when financially stressed industry participants are sellers. Our initial focus will be on smaller, diversifying acquisitions of mineral reserves with near-term cash flow yields. Mitigation Resources of North America® Mitigation Resources of North America (Mitigation Resources) is another example of how we are leveraging our core competencies to create new platforms for diversified and strategic growth. Many of our mines have been recognized for the quality of their environmental work to restore disturbed streams, wetlands or habitats, as well as effective reclamation plans that enhance post-mining use of former mine areas. Our extensive reclamation work has given us substantial knowledge and skills that are well-suited for restoration projects, including a strong team of in-house experts. We have leveraged those skills and capabilities into a newly formed business to provide mitigation services.

NACCO Industries, Inc.® Mitigation Resources: Leveraging Core Competencies. Mitigation Resources of North America is currently developing five mitigation banks in three states. The experts at Mitigation Resources identify and secure sites with impaired streams, wetlands or species habitats and restore, enhance and preserve them. Our Mitigation Resources team identifies and secures sites with impaired streams, wetlands or species habitats and restores, enhances and preserves them, creating mitigation credits that can be sold to offset disturbances of nearby streams, wetlands and/or habitats. This process is known as mitigation banking. In addition to acquiring land to develop a mitigation bank, Mitigation Resources also partners with landowners to develop mitigation banks on their land, with the landowner sharing in the profits when credits are sold. This partnership model reduces our invested capital while allowing us to generate income related to the application of our core skills. Our Mitigation Resources experts also provide services to those engaged in permittee-responsible stream and wetland mitigation. Under the permittee-responsible mitigation model, we provide services to landowners who prefer to conduct mitigation activities on their own land, rather than purchase credits from a mitigation bank. We are committed to finding mitigation solutions that maximize success for our customers and partners. A variety of factors contribute to the success of a mitigation project. We believe our experience integrating reclamation into our mine plans, as well as our good working relationship with the US Army Corps of Engineers, which oversees mitigation banks, positions us for future success. Mitigation Resources currently has projects in Mississippi, Alabama and Tennessee, and is positioned for additional growth. We are optimistic that Mitigation Resources of North America can grow to be a sizeable business in the future. Liquidity and Results Our results for 2019 were mixed, with an overall reduction in operating profit but an increase in net income over 2018. A reduction in operating profit in the Coal Mining and NAMining segments was partly offset by an increase in Minerals Management’s operating profit. In the Coal Mining segment, the reduction in operating profit was driven by an unfavorable mine reclamation obligation adjustment and a decrease in tons delivered in 2019 compared with record deliveries in 2018. In the NAMining segment, an increase in expenses offset contributions from new limestone mining contracts. The increase in expenses was due in part to investments in infrastructure and people to support future growth. The increase in operating profit in the Minerals Management segment was primarily because of a significant increase in the number of gas wells operated by third parties to extract natural gas from the Company’s Ohio Utica shale mineral reserves. Despite the overall reduction positions us for future success. Mitigation Resources currently has projects in Mississippi, Alabama and Tennessee, and is positioned for additional growth. We are optimistic that Mitigation Resources of North America can grow to be a sizeable business in the future. Liquidity and Results Our results for 2019 were mixed, with an overall reduction in operating profit but an increase in net income over 2018. A reduction in operating profit in the Coal Mining and NAMining segments was partly offset by an increase in Minerals Management’s operating profit. In the Coal Mining segment, the reduction in operating profit was driven by an unfavorable mine reclamation obligation adjustment and a decrease in tons delivered in 2019 compared with record deliveries in 2018. In the NAMining segment, an increase in expenses offset contributions from new limestone mining contracts. The increase in expenses was due in part to investments in infrastructure and people to support future growth. The increase in operating profit in the Minerals Management segment was primarily because of a significant increase in the number of gas wells operated by third parties to extract natural gas from the Company’s Ohio Utica shale mineral reserves. Despite the overall reduction in operating profit, an increase in other income and certain tax benefits in 2019 resulted in an increase in the Company’s net income over 2018. NACCO ended the year with $122.9 million of cash and $24.9 million of debt. Cash flow before financing was $32.5 million. We expect to utilize cash generated in the next several years to fund capital expenditures for existing businesses, primarily moving to a new mine area at Mississippi Lignite Mining Company, as well as to support initiatives to grow and diversify. We intend to continue to maintain a conservative leverage ratio because high leverage introduces risks that are inconsistent with our long-term strategy. While we maintain a disciplined approach to investing capital, we also continue to return cash to stockholders through dividends and share repurchases. What We Do: Powerful Results Over the past 107 years, our Company has faced constant change. Today is no different. We have charted a future based on growth and diversification. We will succeed by making investments today that allow for diversification in areas where we have the strengths, skills and core competencies to ensure NACCO’s continued success. We will do so while maintaining our steadfast commitment to our existing customers to maintain the highest levels of customer service and operational excellence, with an unwavering focus on safety and environmental stewardship. Our efforts remain focused on increasing NAMining’s customer base, making accretive Minerals Management investments and securing profitable mitigation opportunities for Mitigation Resources of North America. We are committed to maintaining a conservative capital structure while we grow and diversify without unnecessary risk. Ultimately, diversified strategic growth is the key to increasing free cash flow available for continued re-investment in and expansion of our businesses. More than ever, our people differentiate us from our competitors. I would like to thank David Williams for his service on our board of directors over the last several Coyote Creek Mine near Beulah, North Dakota. We have charted a future based on growth and diversification. We will succeed by making investments today that will allow for diversification in areas where we have strengths, skills and core competencies. years. David joined our board in 2012 and has been a reliable contributor to the development of our strategies by helping us ask the right questions as we considered opportunities. I would also like to welcome Roger Rankin to our board of directors. Roger has a very long relationship with the Company and has served on the North American Coal subsidiary board since 1991. Roger brings experience as a long-time student of the energy industry and as a private investor. As the grandson of Frank E. Taplin, Sr., the Company’s founder, Roger also has the perspective of a long-term stockholder. Most importantly, I want to thank our employees for their many contributions to our success and for being trusted partners with our customers and communities. I would also like to thank our customers and vendors, as well as NACCO’s long-term stockholders, for their continuing support. I am confident that our strategic diversification plans and our disciplined approach to capital management will continue to build long-term shareholder value for many years to come. We are dedicated to creating integrated solutions that deliver powerful results. J.C. Butler, Jr. President and Chief Executive Officer, NACCO Industries, Inc. and The North American Coal Corporation This annual report to stockholders contains forward-looking statements. For a discussion of the factors that may cause the Company’s actual results to differ from these forward-looking statements, refer to page 44 in the attached Form 10-K.

DIRECTORS AND OFFICERS    NACCO Industries, Inc. North American Coal Corporation    Directors: J.C. Butler, Jr. President and Chief Executive Officer, NACCO Industries, Inc. and The North American Coal Corporation John S. Dalrymple Former Governor of the State of North Dakota John P. Jumper Retired Chief of Staff, United States Air Force Dennis W. LaBarre Retired Partner, Jones Day Timothy K. Light Retired Senior Vice President,    American Electric Power Service Corporation Michael S. Miller Retired Managing Director, The Vanguard Group Richard de J. Osborne Retired Chairman and Chief Executive Officer, ASARCO Incorporated Alfred M. Rankin, Jr. Non-Executive Chairman, NACCO Industries, Inc. Chairman, President and Chief Executive Officer,    Hyster-Yale Materials Handling, Inc. Non-Executive Chairman, Hamilton Beach Holdings Company Matthew M. Rankin President and Chief Executive Officer, Carlisle Residential Properties Roger F. Rankin Self-employed (personal investments) Lori J. Robinson Retired General, United States Air Force Britton T. Taplin Self-employed (personal investments)    Officers: J.C. Butler, Jr. President and Chief Executive Officer Elizabeth I. Loveman Vice President and Controller Thomas A. Maxwell Vice President – Financial Planning and Analysis and Treasurer John D. Neumann Vice President, General Counsel and Secretary Sarah E. Fry Associate General Counsel and Assistant Secretary Miles B. Haberer Associate General Counsel Matthew J. Dilluvio Associate Counsel and Assistant Secretary    Officers: J. C. Butler, Jr. President and Chief Executive Officer Carroll L. Dewing Vice President – Operations LaVern K. Lund Vice President – Engineering and Business Development John D. Neumann Vice President, General Counsel and Secretary J. Patrick Sullivan, Jr. Vice President and Chief Financial Officer Eric A. Dale Treasurer and Senior Director, Financial Planning and Analysis Andrew B. Hart Controller Sarah E. Fry Associate General Counsel and Assistant Secretary Miles B. Haberer Associate General Counsel, Assistant Secretary and President, North American Coal Royalty Company Matthew J. Dilluvio Associate Counsel and Assistant Secretary

CORPORATE INFORMATION

Annual Meeting
The Annual Meeting of Stockholders of NACCO Industries, Inc. will be held on May 13, 2020, at 11:00 a.m. located at: 5875 Landerbrook Drive, Cleveland, Ohio 44124

Form 10-K
Additional copies of the Company's Form 10-K filed with the Securities and Exchange Commission are available free of charge through NACCO Industries' website (**www.nacco.com**) or by request to:
Investor Relations
NACCO Industries, Inc.
5875 Landerbrook Drive, Suite 220
Cleveland, Ohio 44124
(440) 229-5130

Stock Transfer Agent and Registrar
Stockholder Correspondence:
Computershare
P.O. Box 505000
Louisville, KY 40233-5000

Overnight Correspondence:
Computershare
462 South 4th St., Suite 1600
Louisville, KY 40202

(800) 622-6757 (U.S., Canada and Puerto Rico)
(781) 575-4735 (International)

Legal Counsel
McDermott Will & Emery LLP
444 West Lake Street
Chicago, Illinois 60606

Independent Registered Public Accounting Firm
Ernst & Young LLP
950 Main Ave., Suite 1800
Cleveland, Ohio 44113

Stock Exchange Listing
The New York Stock Exchange
Symbol: NC

Investor Relations Contact
Investor questions may be addressed to:
Investor Relations
NACCO Industries, Inc.
5875 Landerbrook Drive, Suite 220
Cleveland, Ohio 44124
(440) 229-5130
E-mail: ir@naccoind.com

NACCO Industries Website
Additional information about NACCO Industries may be found at **www.nacco.com**. The Company considers this website to be one of the primary sources of information for investors and other interested parties.

North American Coal Website
Additional information about North American Coal may be found at **www.nacoal.com**.

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5875 Landerbrook Drive, Suite 220 • Cleveland, Ohio 44124 An Equal Opportunity Employer